August 7, 2024 AMessage FromOurCo-Founder andCo-ExecutiveChair Today, we announced Jeremy Wacksman has been promoted to CEO of Zillow Group, and I will serve as co-executive chair of the Board of Directors alongside co-founder Lloyd Frink. I have been CEO and/or chairman since the day Lloyd and I seed-funded the company in 2004, and I will remain engaged as my role shifts to counseling Jeremy and the leadership team, rather than daily operational leadership. We organized most of the company around Jeremy three years ago when we promoted him to chief operating officer (COO). He has been supported by an exceptional team — amazing talent who have a clear strategy, high accountability, and high trust in one another. Under Jeremy’s leadership, they have successfully positioned the company to go after, and execute well against, the multiple large, complex, interconnected opportunities ahead of us. In 2009, when Zillow was very small, we found Jeremy at Microsoft and recruited him into a product and marketing role. Since then, his responsibilities have steadily gained scope, spanning product, marketing, and operations. Jeremy has been a key contributor throughout his tenure, advising Lloyd and me on major strategic and product decisions. Early on, he helped pioneer mobile real estate shopping with the launch of the Zillow app. Later, as chief marketing officer, he was critical to leading Zillow’s consumer marketing strategy, establishing a high bar and a branding framework for what has become a rare, loved and trusted household brand. His tenure as COO has been a time of particularly impressive innovation for Zillow. Jeremy operationalized Zillow’s housing super app strategy while maintaining strong cost discipline, diversifying our revenue base and growing Rentals and Mortgages. He successfully championed the Follow Up Boss and ShowingTime acquisitions, helping us deliver on our goal to provide agent partners and the broader industry with the best software solutions to power their businesses. He also organized, elevated, and recruited talent that makes up Zillow’s critical R&D, sales, and marketing operations. The Zillow business is in great shape financially, strategically, operationally, and organizationally, consistently outperforming the residential real estate industry. We are executing well and methodically shipping great software and services in the Zillow housing super app that aim to digitize and integrate home buying, selling, financing, and renting, empowering consumers and partners alike. Jeremy is right and ready to be CEO of Zillow now, and I’m excited to support him as he leads us through our next chapter of building the digital future of real estate. Sincerely, Rich Barton Co-Founder and Co-Executive Chair 1 | Q2 2024

Dear Shareholders, Zillow had another strong quarter, reporting better-than-expected revenue growth across the business. Q2 revenue was $572 million, up 13% year over year, which marks the eighth consecutive quarter our total revenue results have outperformed the residential real estate industry.12 We delivered double-digit year-over-year revenue growth and demonstrated cost discipline as we drive toward sustainable profitable growth. Q2 Residential revenue grew 8% year over year to $409 million. Rentals continued its growth with $117 million in revenue in Q2, up 29% year over year. Multifamily revenue is up 44% year over year, driven by growth in our multifamily property count, with 44,000 properties at the end of Q2, up from 40,000 at the end of Q1. We also continued to make progress in Mortgages, with Q2 revenue of $34 million, up 42% year over year, and purchase mortgage origination volume growing 125% year over year. These successes come despite a persistently challenging mortgage-rate environment, as evidenced by our estimate of total industry purchase loan origination volume3 being down mid-single digits year over year in Q2. We continue to believe our most important investments are in tech innovations that improve the customer experience, which has helped us earn and maintain our strong brand position and massive, engaged audience of movers. In Q2, we reported 231 million average monthly unique users across the Zillow ecosystem of apps and sites. As you’ll remember from previous shareholder letters and our February investor presentation,4 about 80% of our users come to us organically, and we have 3x more app users than anyone else in the category. 4https://s24.q4cdn.com/723050407/files/doc_presentations/2024/Mar/13/zillow-investor-present ation-feb-2024.pdf 3Zillow Group internal estimate of purchase mortgage loan originations multiplied by the average mortgage loan amount. 2Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the “Use of Non-GAAP Financial Measures” section below for more information about our presentation of Adjusted EBITDA, including a reconciliation to the most directly comparable GAAP financial measure, which is net loss for the relevant period. 1National Association of REALTORS® existing homes sold during Q2 2024 multiplied by the average selling price per home for Q2 2024, compared to the same period in 2023. 2 | Q2 2024

Another way to measure traffic and brand strength is through Comscore, which is widely viewed among internet brands as a reliable, transparent third-party source because it aims to capture the number of unique visitors while deduping cookies. According to Comscore, Zillow Group’s apps and sites had 116 million average monthly unique visitors in Q2. Zillow has a huge audience, a partner network comprising some of the best agent teams in the business, and tech and product prowess that is unmatched in residential real estate. With an increasingly diversified and growing business, we believe we are primed to capitalize on the strength of the Zillow brand and capture a meaningful slice of the $30 billion accessible total addressable market in real estate — a slice that more closely reflects our reach in the category. And our results show we’re making great headway. GROWTH STRATEGY We’re pleased with the progress we’re making to transform and digitize the moving experience on behalf of buyers, sellers, renters, agents and the broader industry. Since 2022, we’ve been building the digitally integrated transaction experience and testing it in our Enhanced Markets across the country. Through this year, we’ve been increasing our breadth of coverage across more markets, and depth of penetration in those markets. As of the end of Q2, we’re in 19 Enhanced Markets, expanding to 36 by the end of August, well on our way to achieving our goal of 40 by the end of 2024. As we’ve said, Zillow is the housing super app, and we’re continually adding updates and improvements to it, guided by five for-sale growth pillars: touring, financing, seller solutions, enhancing our partner network, and integrating our services. Our for-sale growth pillars mark the pathway to meeting our goals to increase customer transaction share to 6% by the end of 2025. We’re also focused on building up Rentals, which currently accounts for 20% of our revenue and is growing rapidly. 3 | Q2 2024

TOURING Integrating our touring solutions into our buyer flow is meaningfully improving our ability to identify high-intent customers and connect them with our Premier Agent partners. We’ve seen that those touring connections convert at 3x the rate of other actions on Zillow. Last month, we nearly doubled the number of markets with Real Time Touring, and we’re seeing positive early results. In fact, we have already achieved our end-of-year target of approximately 20% of our connections coming from Real Time Touring, as well as improved transaction conversion. As one of many product improvements we’re making to this part of the customer journey, last quarter we introduced a Touring Agreement that instills more transparency into the process. The early indicators of success we saw in our pilot gave us the confidence to integrate it into Zillow’s touring experience, and just last week, the agreement became part of the “request a tour” flow on Zillow for nearly 80% of our tour connections. We plan to roll it out to remaining tour connections in the coming months. FINANCING Overall Zillow Home Loans customer adoption rates in our nine most mature Enhanced Markets have reached the mid-teens, and nearly 60% of our Zillow Home Loan originations are represented by a Premier Agent partner. To further capture buyers’ attention, we’ve also launched innovative tools through Zillow Home Loans to help them more accurately understand what they can afford. In Q2, we introduced a feature called BuyAbility,5 which gives buyers a personalized, real-time estimate of the home price and monthly payment that fit within their budget — powered by mortgage rates through Zillow Home Loans and available to check regularly in the Zillow app. Our efforts have accelerated purchase mortgage growth, with $756 million in purchase loan origination volume in Q2, a 125% year-over-year increase. We expect continued purchase mortgage growth for Zillow Home Loans as we launch more 5https://www.zillowgroup.com/news/our-new-tool-addresses-home-buyers-biggest-concern-a ffordability/ 4 | Q2 2024

Enhanced Markets and continue to improve our go-to-market integration with our Premier Agent partners. SELLER SOLUTIONS Zillow Showcase6 listings drive higher engagement compared to similar non-Showcase listings on Zillow — more views, more shares, and more saves. But even more importantly, homes that list with Showcase are selling faster and for more money, and agents who use Zillow Showcase are winning more listings than similar agents on Zillow. Zillow Showcase is available to agents in every market after launching nationwide earlier this year. Even though it’s early days, we’re pleased to share that more than 1% of all new listings nationwide are now using Showcase. We are on our way to our goal of 5%–10% listing coverage, which represents a $150 million – $300 million annual revenue opportunity. And we believe there is potential for future growth beyond that. ENHANCINGOUR PARTNER NETWORK We are supporting our partners by providing them with some of the best digital tools and solutions. For example, we’re pleased with the early results eight months after our acquisition of Follow Up Boss, one of real estate’s leading customer relationship management systems. More than 70% of our connections in Enhanced Markets are being managed through Follow Up Boss. INTEGRATINGOUR SERVICES The for-sale growth pillars come together in the Zillow housing super app experience. Providing high-intent customers with valuable solutions, working with some of the best agents and providing those agents with some of the best tools, has paid off for us: In our first four Enhanced Markets, we’ve seen revenue growth per total transaction value increase by more than 80% since the beginning of 2023, compared with the more than 50% growth we reported in our February 2024 letter to you. And as we expand, we are consistently seeing signs of repeatable success. In the 13 Enhanced Markets we were in at the end of Q1, we are seeing gains in revenue per total transaction value. We see an opportunity to increase conversion and revenue per total transaction value even 6https://showingtimeplus.com/solutions/listing-showcase 5 | Q2 2024

more from here as we launch the remaining Enhanced Markets this year.

RENTALS

More rental listings and multifamily properties, and ramping up marketing, have both helped drive customer awareness of rentals on Zillow. In June, our total Rentals Unique Visitors were up more than 20% year over year according to Comscore, widening our margin as the leading online rentals brand,[7] with the largest audience and No. 1 preference among renters.

We expect multifamily to be the primary driver of our Rentals revenue growth, and we made great progress in Q2. Zillow now has 44,000 multifamily properties, 38% more than a year ago. And our exclusive partnership with Realtor.com® is further boosting exposure for our multifamily listings, helping our partners reach even more renters. We have a lot of work ahead, but with multifamily revenue up 44% year over year, we are on our way, with a billion-dollar-plus revenue opportunity in front of us.

We are so proud of the exceptional Zillow team for driving our eighth consecutive quarter of total revenue outperformance as we build the digital future of real estate. Their dedication and expertise continue to drive our business forward as we work to deliver exceptional products and services for consumers, agents, and the broader industry. Our successes to date give us a great deal of confidence in our future. We are on track to meet our expectations for 2024 to deliver double-digit revenue growth and modestly expand our Adjusted EBITDA margins. And we believe we are on our way to strong GAAP profitability over time that benefits all of us as shareholders. Thank you for being on this journey with us.

Sincerely,

Jeremy Wacksman
CEO



Jeremy Hofmann
CFO





[7] *https://s24.q4cdn.com/723050407/files/doc_earnings/2024/q1/presentation/Zillow-1Q24-Investor-Presentation.pdf*

6 | Q2 2024

ZILLOW GROUP

Second-Quarter 2024Highlights Zillow Group’s second-quarter results exceeded our outlook for revenue and Adjusted EBITDA. ● Q2 revenue was $572 million, up 13% year over year and above the midpoint of our outlook range by $39 million. ○ Residential revenue was up 8% year over year in Q2 to $409 million, outperforming both the residential real estate industry total transaction value growth of 3% and our outlook. ○ Rentals revenue of $117 million increased 29% year over year, primarily driven by multifamily revenue growing 44% year over year in Q2. ○ Mortgages revenue of $34 million increased 42% year over year, due primarily to a 125% year-over-year increase in purchase loan origination volume to $756 million in Q2. The increase was partially offset by a decrease in mortgage marketplace revenue. ● On a GAAP basis, net loss was $17 million, or 3% of total revenue, in Q2. ● Q2 Adjusted EBITDA was $134 million, or 23% of total revenue, $41 million above the midpoint of our outlook range, driven primarily by higher-than-expected Residential revenue. ● Cash and investments at the end of Q2 were $2.6 billion, down from $2.9 billion at the end of Q1 2024. ● Traffic to Zillow Group’s mobile apps and sites in Q2 was 231 million average monthly unique users, flat year over year. Visits during Q2 were 2.5 billion, up 4% year over year. 7 | Q2 2024

SelectQ2 2024Results RESIDENTIAL Residential revenue increased 8% year over year to $409 million in Q2 2024. Our Premier Agent business benefited from the ongoing investments in our top- and mid-funnel experiences to connect more high-intent customers to our Premier Agent partners. Over the last two years, our investments have improved the rate at which we connect customers to Premier Agent partners by more than 2,000 basis points. RENTALS Rentals revenue of $117 million in Q2 increased 29% year over year, primarily driven by a 44% increase in our multifamily revenue. We continue to grow our multifamily rentals marketplace, with the number of multifamily properties advertising across Zillow reaching 44,000 at the end of Q2. Our total active rental listings across our entire rentals marketplace were also up more than 16% year over year to an industry-leading 1.9 million listings in June 2024. MORTGAGES Mortgages revenue was $34 million for Q2, an increase of 42% year over year, driven by 125% growth in our purchase loan origination volume to $756 million. These results are despite a difficult macroeconomic environment, as evidenced by our estimate of total industry purchase loan origination volume being down mid single digits year over year. The year-over-year increase in mortgage origination revenue was partially offset by a decrease in mortgage marketplace revenue driven by a shift in strategic priority as we focus on organic growth of our mortgage origination business. 8 | Q2 2024

NET LOSS AND ADJUSTED EBITDA



GAAP NET LOSS
$0M
$(20)M
$(40)M
$(60)M
$(80)M
$(35)M
$(28)M
$(73)M
$(23)M
$(17)M
Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024

GAAP net loss was $17 million in Q2, and net loss margin was 3%, compared to a GAAP net loss of $35 million in Q2 2023 with a net loss margin of 7%, a 400-basis-point margin expansion year over year.



ADJUSTED EBITDA
$150M
$100M
$50M
$0M
$111M
$107M
$69M
$125M
$134M
Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024

Adjusted EBITDA was $134 million in Q2, above the midpoint of our outlook range by $41 million, driven primarily by higher-than-expected Residential revenue. Adjusted EBITDA margin[8] was 23% for Q2, or more than a 100-basis-point margin expansion from the 22% margin in Q2 2023. The combination of revenue outperformance and effective cost management delivered improved year-over-year Adjusted EBITDA results despite a macro housing environment that remains constrained.

Select Operating Expenses and Cost of Revenue

Sales and marketing, technology and development, general and administrative expenses (select operating expenses), and cost of revenue totaled $610 million in Q2, up 7% sequentially from $568 million in Q1 2024 and up 7% year over year from Q2 2023. Year-over-year results were impacted by higher cost of revenue, which was up $26 million year over year, primarily due to an increase in amortization of website development costs as we continue to test and release new products, as well as an increase in mortgage loan processing costs due to higher purchase loan origination volume.

Adjusted EBITDA expenses[8] were $438 million in Q2 2024, up 11% year over year.

[8]Adjusted EBITDA margin and Adjusted EBITDA expenses are non-GAAP financial measures; they are not calculated or presented in accordance with GAAP. Please see the "Use of Non-GAAP Financial Measures" section below for more information about the presentation and calculation of Adjusted EBITDA margin and Adjusted EBITDA expenses.

9 | Q2 2024 ZILLOW GROUP

The following table presents a reconciliation of Adjusted EBITDA expenses to select operating expenses and cost of revenue for the periods presented (in millions, except percentages, unaudited): BALANCE SHEETANDCASHFLOWSUMMARY We ended Q2 with cash and investments of $2.6 billion, down from $2.9 billion at the end of Q1 2024. Positive net cash provided by operating activities was more than offset by $88 million of repurchases of convertible senior notes due in 2025 and $292 million of shares at a weighted average price of $42.34. As of the end of Q2, we had $1.5 billion of outstanding convertible debt. Our available repurchase authorization was $381 million at the end of Q2. 10 | Q2 2024

Outlook The following table presents our outlook for the three months ending September 30, 2024 (in millions): 910 ● Our total revenue outlook implies a year-over-year increase of 11% at the midpoint of our outlook range. We estimate the residential real estate industry total transaction value in Q3 will grow in the mid-single digits range year over year as compared to 3% year-over-year growth in Q2 2024. ● We expect our Rentals revenue to grow in the mid-20% range year over year. We expect multifamily revenue to grow faster than Rentals overall, as we benefit from sales 10We have excluded from our outlook for “Weighted-average shares outstanding - diluted” any potentially dilutive impact of the conversion of our convertible senior notes due in 2024, 2025, and 2026, and any potentially anti-dilutive impact of future share repurchases or capped call unwinds. The maximum number of shares underlying the convertible senior notes and capped call confirmations is 31.7 million and 11.5 million shares of Class C capital stock, respectively. 9Zillow Group has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted Adjusted EBITDA within this communication because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to: income taxes that are directly impacted by unpredictable fluctuations in the market price of the company’s capital stock; depreciation and amortization from new acquisitions; impairments of assets; gains or losses on extinguishment of debt; and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Zillow Group’s control. We have not provided a reconciliation of forecasted Adjusted EBITDA expenses to total select operating expenses and cost of revenue, the most directly comparable GAAP financial measure, or forecasted Adjusted EBITDA margin to net income (loss) margin, for the same reasons. For more information regarding the non-GAAP financial measures discussed in this communication and historical reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the “Use of Non-GAAP Financial Measures” section below. 11 | Q2 2024

execution, the launch of our national brand awareness campaign and our partnership with Realtor.com®. ● For Mortgages, we expect a similar year over year revenue growth rate to what we reported in Q2 2024. ● Our outlook implies Q3 Adjusted EBITDA expenses will be $450 million, which is what we expected in our full year plan. The sequential increase is expected to be driven by an uptick in our brand marketing spend related to our rentals brand campaign. We expect Adjusted EBITDA expenses to decline sequentially from Q3 to Q4 as marketing spend decreases in line with typical seasonal media spend. 2024OUTLOOK ● We continue to expect double-digit revenue growth for full-year 2024, with modest Adjusted EBITDA margin expansion, primarily driven by our growth pillars. 12 | Q2 2024

Forward-Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our future targets, the future performance and operation of our business, our business strategies and ability to translate such strategies into financial performance, and the growth of the residential real estate industry. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “opportunity,” “guidance,” “would,” “could,” “strive,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of August 7, 2024, and although we believe the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to: the current and future health and stability of the economy and United States residential real estate industry, including changes in inflationary conditions, interest rates, housing availability and affordability, labor shortages and supply chain issues; our ability to manage advertising and product inventory and pricing and maintain relationships with our real estate partners; our ability to establish or maintain relationships with listing and data providers, which affects traffic to our mobile applications and websites; our ability to comply with current and future rules and requirements promulgated by the National Association of REALTORS®, multiple listing services, or other real estate industry groups or governing bodies; our ability to navigate industry changes, including as a result of past, pending or future class action lawsuits, settlements or government investigations, which may include lawsuits, settlements or investigations in which we are not a named party, such as the National Association of REALTORS® settlement agreement entered into on March 15, 2024; our ability to continue to innovate and compete to attract customers and real estate partners; our ability to effectively invest resources to pursue new strategies, develop new products and services and expand existing products and services into new markets; our ability to operate and grow Zillow Home Loans, our mortgage origination business, including the ability to obtain or maintain sufficient financing to fund its origination of mortgages, meet customers’ financing needs with its product offerings, continue to grow the origination business and resell originated mortgages on the secondary market; the duration and impact of natural disasters, geopolitical events, and other catastrophic events (including public health crises) on our ability to operate, demand for our products or services, or general economic conditions; our ability to maintain adequate security measures or technology systems, or those of third parties on which we rely, to protect data integrity and the information and privacy of our customers and other third parties; the impact of past, pending or future litigation and other disputes or enforcement actions, which may include lawsuits or investigations to which we are not a party; our ability to attract, engage, and retain a highly skilled workforce; acquisitions, investments, strategic partnerships, capital-raising activities, or other corporate transactions or commitments by us or our competitors; our ability to continue relying on third-party services to support critical functions of our business; our ability to protect and continue using our intellectual property and prevent others from copying, infringing upon, or developing similar intellectual property, including as a result of generative artificial intelligence; our ability to comply with domestic and international laws, regulations, rules, contractual obligations, policies and other obligations, or to obtain or maintain required licenses to support our business and operations; our ability to pay our debt, settle conversions of our convertible senior notes, or repurchase our convertible senior notes upon a fundamental change; our ability to raise additional capital or refinance our indebtedness on acceptable terms, or at all; actual or anticipated fluctuations in quarterly and annual results of operations and financial position; actual or perceived inaccuracies in the assumptions, estimates and internal or third-party data that we use to calculate business, performance and operating metrics; and volatility of our Class A common stock and Class C capital stock prices. The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s publicly available filings with the United States Securities and Exchange Commission (“SEC”). Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances. 13 | Q2 2024

No Incorporation by Reference This communication includes website addresses and references to additional materials found on those websites, including Zillow Group’s websites. These websites and materials are not incorporated by reference herein or in our other filings with the SEC. Use of Estimates and Statistical Data This communication includes estimates and other statistical data made by independent third parties and by Zillow Group relating to the housing market, the mortgage-rate environment, connections, engagement, growth, and other data about Zillow Group’s audience, performance and the residential real estate industry. These data involve a number of assumptions and limitations, which may significantly impair their accuracy, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of future performance are necessarily subject to a high degree of uncertainty and risk. Use of Operating Metrics Zillow Group reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. This communication includes Customer Transactions, Total Transaction Value, Revenue Per Total Transaction Value, and Customer Transaction Share. Zillow Group uses these operating metrics on a periodic basis to evaluate and provide investors with insight into the performance of Zillow Group’s transaction-based product and service offerings, which currently include Premier Agent, Listing Showcase, seller solutions and Zillow Home Loans. Customer Transactions: Zillow Group calculates “Customer Transactions” as each unique purchase or sale transaction in which the homebuyer or seller uses Zillow Home Loans, Zillow Showcase and/or involves a Premier Agent or seller solutions partner with whom the buyer or seller connected through Zillow Group. In particular: • For Premier Agent and seller solutions partners, Zillow Group uses an internal approximation of the number of buy- and/or sell-side transactions, as applicable, that involve a Premier Agent or seller solutions partner with whom the buyer or seller connected through Zillow Group. Because of the challenges associated with measuring the conversion of connections to transactions outside of our Premier Agent Flex and our seller solutions programs, including reliance on the availability and quality of public records and data, these estimates may be inaccurate. • For Zillow Home Loans, Zillow Group counts each unique purchase transaction in which the buyer uses Zillow Home Loans. • For Zillow Showcase, Zillow Group counts each unique sale transaction in which the listing agent or seller uses Zillow Showcase. Revenue Per Total Transaction Value: Zillow Group calculates “Revenue Per Total Transaction Value” as the estimated Premier Agent, seller solutions, Zillow Showcase, Zillow Home Loans, and Follow Up Boss aggregate revenue for the relevant period divided by the aggregate total transaction value for the same period. “Total transaction value” is calculated as the average sales price of existing residential homes sold during the relevant period multiplied by the number of existing residential homes sold during the same period. Customer Transaction Share: Unless otherwise indicated, “Customer Transaction Share” is Customer Transactions divided by the number of total residential real estate transactions, for the relevant period. Use of Non-GAAP Financial Measures To provide investors with additional information regarding our financial results, this communication includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses. • Adjusted EBITDA Reconciliation We have provided a reconciliation below of Adjusted EBITDA to net loss, the most directly comparable U.S. generally accepted accounting principle (“GAAP”) financial measure. 14 | Q2 2024

• Adjusted EBITDA Margin Calculation We have provided a calculation below of Adjusted EBITDA margin, as well as net loss margin, the most directly comparable GAAP financial measure. • Adjusted EBITDA Expenses Reconciliation and Calculation We have provided a reconciliation above of Adjusted EBITDA expenses to total select operating expenses and cost of revenue, the most directly comparable GAAP financial measure, and a calculation below of Adjusted EBITDA expenses calculated as revenue less Adjusted EBITDA. Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses are key metrics used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating these measures facilitates operating performance comparisons on a period-to-period basis. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include, but are not limited to, the fact that such non-GAAP measures: • Do not reflect changes in, or cash requirements for, our working capital needs; • Do not consider the potentially dilutive impact of share-based compensation; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments; • Do not reflect impairment and restructuring costs; • Do not reflect acquisition-related costs; • Do not reflect the loss (gain) on extinguishment of debt; • Do not reflect interest expense or other income, net; • Do not reflect income taxes; and • Other companies, including companies in our own industry, may calculate these non-GAAP measures differently from the way we do, limiting their usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses alongside other financial performance measures, including various cash-flow metrics, net loss, and our other GAAP results. 15 | Q2 2024

The following tables present a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, and a calculation of Adjusted EBITDA expenses for each of the periods presented (in millions, unaudited): Three Months Ended June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 June 30, 2023 Reconciliation of Adjusted EBITDA to Net Loss: Net loss $ (17) $ (23) $ (73) $ (28) $ (35) Income taxes 2 2 3 — 1 Other income, net (34) (33) (43) (34) (42) Depreciation and amortization 59 56 53 49 45 Share-based compensation 113 108 109 109 130 Impairment and restructuring costs — 6 10 1 2 Acquisition-related costs — — 2 1 1 Loss (gain) on extinguishment of debt 1 — (1) — — Interest expense 10 9 9 9 9 Adjusted EBITDA $ 134 $ 125 $ 69 $ 107 $ 111 Three Months Ended June 30, 2024 March 31, 2024 June 30, 2023 Calculation of Adjusted EBITDA Expenses: Revenue $ 572 $ 529 $ 506 Less: Adjusted EBITDA (134) (125) (111) Adjusted EBITDA expenses $ 438 $ 404 $ 395 16 | Q2 2024

The following tables present the calculation of Adjusted EBITDA margin and associated year-over-year percentage changes and the most directly comparable GAAP financial measure, which is net loss margin, and related year-over-year percentage changes, for each of the periods presented (in millions, except percentages and margin change basis points, unaudited):

	Three Months Ended June 30,		2023 to 2024 % Change	Six Months Ended June 30,		2023 to 2024 % Change
	2024	2023		2024	2023	
Revenue:						
Residential	$ 409	$ 380	8%	$ 802	$ 741	8%
Rentals	117	91	29%	214	165	30%
Mortgages	34	24	42%	65	50	30%
Other	12	11	9%	20	19	5%
Total revenue	$ 572	$ 506	13%	$ 1,101	$ 975	13%
Other Financial Data:						
Gross profit	$ 442	$ 402	10%	$ 848	$ 779	9%
Net loss	$ (17)	$ (35)	51%	$ (40)	$ (57)	30%
Adjusted EBITDA	$ 134	$ 111	21%	$ 259	$ 215	20%

Percentage of Revenue:	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	2023 to 2024 % Change	2023 to 2024 Margin Change Basis Points	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	2023 to 2024 % Change	2023 to 2024 Margin Change Basis Points
Gross profit	77%	79%	(3)%	(200)	77%	80%	(4)%	(300)
Net loss	(3)%	(7)%	57%	400	(4)%	(6)%	33 %	200
Adjusted EBITDA	23%	22%	5%	100	24%	22%	9 %	200

17 | Q2 2024

ZILLOW GROUP

https://investors.zillowgroup.com